Exhibit 21.1

Significant Subsidiaries

The following table provides a list of all of our significant subsidiaries.

Name	Country of Incorporation
Iglo Foods Holding Limited	England
Iglo Foods Holdco Limited	England
Iglo Foods Finco Limited	England
Iglo Foods Midco Limited	England
Iglo Foods Group Limited	England
Iglo Holding GmbH	Germany
Liberator Germany Newco GmbH	Germany
Frozen Fish International GmbH	Germany
Iglo GmbH	Germany
Iglo Services GmbH	Germany
Birds Eye Ipco Limited	England
Birds Eye Limited	England
Iglo Foods Bondco plc	England
C.S.I. Compagnia Surgelati Italiana S.p.A.	Italy
Iglo Austria Holdings GmbH	Austria
Iglo Austria GmbH	Austria
Iglo France S.A.S.	France
Iglo Belgium S.A.	Belgium
Iglo Netherland B.V.	Netherlands
Iglo Portugal	Portugal
Birds Eye Ireland Limited	Republic of Ireland
Iglo Dondurulmus Gida Hizmetleri Limited Sirketi	Turkey
Limited Liability Company Iglo	Russia
Iglo Foods Finance Limited	England
Findus Sverige Holdings AB	Sweden
Findus Sverige AB	Sweden
Findus Holding France SAS	France
Findus France SAS	France
Foodvest International AB	Sweden
Lion/Gem Norway 1 AS	Norway
Findus Norge Holdings AS	Norway
Findus Norge AS	Norway